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                                                                   EXHIBIT 23(a)
                                                                   -------------
                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Becton, Dickinson and Company (the "Company") for the registration of $400,000,000 of its debt securities and the related Prospectus contained therein, which relates to an additional $100,000,000 of debt securities registered under the Company's Registration Statement No. 333-23559 (Form S-3) pursuant to Rule 429 under the Securities Act of 1933, and to the incorporation by reference therein of our report dated November 7, 1996, with respect to the consolidated financial statements and schedule of the Company included in its Annual Report (Form 10-K) for the year ended September 30, 1996, filed with the Securities and Exchange Commission.



                                                    /s/ Ernst & Young LLP
                                                --------------------------------
                                                        Ernst & Young LLP

Hackensack, New Jersey
October 16, 1997